UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported); August 26, 2009

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 299-9375

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

As of August 26, 2009, Assured Guaranty Ltd. (“Assured”), and its indirectly wholly owned subsidiary, Financial Security Assurance Holdings Ltd. (“FSAH”), entered into a supplemental indenture to the amended and restated trust indenture,  dated as of February 24, 1999, between FSAH and U.S. Bank National Association, as trustee, governing FSAH’s $100,000,000 aggregate principal amount of 6 7/8% Quarterly Interest Bond Securities due 2101, $230,000,000 aggregate principal amount of 6.25% Notes due November 1, 2102 and $100,000,000 aggregate principal amount of 5.60% Notes due July 15, 2103.  Pursuant to the supplemental indenture, Assured agreed, on the terms and subject to the conditions set forth in the supplemental indenture, to unconditionally guarantee the aforementioned securities.  The supplemental indenture is attached to this Current Report on Form 8-K as Exhibit 99.1.

As of August 26, 2009, Assured and FSAH entered into a supplemental indenture to the indenture, dated as of November 22, 2006, between FSAH and The Bank of New York Mellon, as trustee, governing FSAH’s $300,000,000 aggregate principal amount of Junior Subordinated Debentures, Series 2006-1.  Pursuant to the supplemental indenture, Assured agreed, on the terms and subject to the conditions set forth in the supplemental indenture, to unconditionally guarantee on a junior subordinated basis the aforementioned securities.  The supplemental indenture is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

99.1	Supplemental indenture, dated as of August 26, 2009, between Assured Guaranty Ltd., Financial Security Assurance Holdings Ltd. and U.S. Bank National Association, as trustee

99.2	Supplemental indenture, dated as of August 26, 2009, between Assured Guaranty Ltd., Financial Security Assurance Holdings Ltd. and The Bank of New York Mellon, as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ James M. Michener
James M. Michener
General Counsel and Secretary

DATE  September 1 , 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Supplemental indenture, dated as of August 26, 2009, between Assured Guaranty Ltd., Financial Security Assurance Holdings Ltd. and U.S. Bank National Association, as trustee

99.2	Supplemental indenture, dated as of August 26, 2009, between Assured Guaranty Ltd., Financial Security Assurance Holdings Ltd. and The Bank of New York Mellon, as trustee